Exhibit 99.1

Coleman Cable, Inc. Announces Fourth-Quarter And

Full-Year 2011 Financial Results

WAUKEGAN, Ill., March 12, 2012 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced fourth-quarter and full–year 2011 financial results.

Full-Year 2011 Highlights

•	Earnings Per Share (EPS) of $0.99 per diluted share versus $0.21 for 2010;

•	Adjusted Earnings Per Share (Adjusted EPS) of $1.20 per diluted share, up 73.9 percent versus $0.69 for 2010;

•	Sales increased to $867.4 million, up 23.2 percent compared to 2010.

Fourth-Quarter 2011 Highlights

•	EPS of $0.08 per diluted share for the fourth quarters of 2011 and 2010;

•	Adjusted EPS of $0.07 per diluted share versus $0.12 for the fourth quarter of last year;

•	Sales increased to $206.9 million, up 11.1 percent compared to the fourth quarter of last year.

Outlook

•	For the first quarter of 2012, the Company estimates sales between $210.0 million and $220.0 million and Adjusted EPS between $0.14 and $0.27.

Fourth-Quarter and Full-Year 2011 Results

Net sales increased 11.1 percent for the fourth quarter of 2011 to $206.9 million versus $186.2 million for the fourth quarter of 2010 driven in part by a 7.6 percent increase in sales volume (measured in total pounds shipped, excluding the Company’s Other segment). Fourth-quarter 2011 Adjusted EPS and Adjusted EBITDA were $0.07 per diluted share and $14.1 million, respectively, compared to $0.12 per diluted share and $14.9 million, respectively, for the fourth quarter of 2010.

Net sales for the year ended December 31, 2011 increased 23.2 percent to $867.4 million versus $703.8 million for the full year of 2010 driven in part by a 5.5 percent increase in sales volume. Full-year 2011 Adjusted EPS and Adjusted EBITDA were $1.20 per diluted share and $78.6 million, respectively, compared to $0.69 per diluted share and $64.0 million, respectively, for 2010.

President and CEO Gary Yetman stated, “We produced strong results for the full year of 2011, including Adjusted EPS growth of nearly 74 percent, driven by sales growth of over 23 percent. In fact, the $78.6 million in Adjusted EBITDA we recorded for 2011 was the highest in the Company’s history. These strong results were achieved despite the fact that we experienced significant copper price volatility throughout much of 2011, including a sharp decline in copper prices during the fourth quarter, which was a significant factor in our lower sequential quarter profitability. Though volumes remained strong during the fourth quarter and we saw a healthy year-over-year increase in demand, the sharp decline in copper prices in the fourth quarter caused a contraction in the spread between the cost of our products and the prices we were able to charge in the marketplace. Despite the challenges posed by copper volatility and, in particular, its unfavorable impact on our fourth-quarter results, we are very pleased with our overall results for 2011.”

Mr. Yetman concluded, “Looking to 2012, our business should continue to benefit from our expanded product line brought about both by our 2011 acquisitions and the new products we have internally developed and brought to the market over the past two years. We have continued to experience strong demand across our business into early 2012. Commodity prices and their impact on our business, however, remain a concern as further significant fluctuations in copper prices, or in other raw material inputs such as petroleum-based compounds and transportation costs, could impact our profitability. Though these concerns have been reflected in our first-quarter 2012 outlook, we continue to believe the strength and diversification of our customer base and robust product portfolio have us well-positioned heading into 2012.”

On a GAAP basis, the Company recorded earnings of $0.08 per diluted share for the fourth quarter of 2011 compared to $0.08 per diluted share last year. Fourth-quarter 2011 results included $1.3 million in proceeds ($0.8 million after tax, or $0.04 per diluted share) for the settlement of an insurance related matter pertaining to an inventory theft that occurred in 2005 at a since closed facility. Additionally, fourth-quarter results for the 2011 and 2010 periods included restructuring charges and share-based compensation expense. All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Webcast

Coleman Cable has scheduled its conference call for Tuesday, March 13, 2012, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) EBITDA, which we define as net income before interest, income taxes, depreciation and amortization expense (“EBITDA”), (2) Adjusted EBITDA, which is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”), and (3) Adjusted earnings per share, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA (“Adjusted EPS”). For the periods presented in this report, the specifically identified items include asset impairments, restructuring charges, the gain on available for sale securities recorded in the second quarter of 2011 relative to our investment in TRC at the date of acquisition, acquisition-related costs, the favorable impact of an insurance settlement received in 2011 for a 2005 inventory-related theft, the loss recorded in connection with the extinguishment of our 2012 Senior Notes in 2010, and share-based compensation expense.

We believe both EBITDA and Adjusted EBITDA serve as appropriate measures to be used in evaluating the performance of our business. We use these measures in the preparation of our annual operating budgets and in determining levels of operating and capital investments. We believe both EBITDA and

Adjusted EBITDA allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. The usefulness of both EBITDA and Adjusted EBITDA as performance measures are limited by the fact that they both exclude the impact of interest expense, depreciation and amortization expense, and taxes. Due to these limitations, we do not, and you should not, use either EBITDA or Adjusted EBITDA as the only measures of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor or raw materials, including copper, PVC and fuel;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
NET SALES	$206,854	$186,175	$867,356	$703,763
COST OF GOODS SOLD	180,970	162,655	744,587	606,734

GROSS PROFIT	25,884	23,520	122,769	97,029
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,626	12,420	61,107	46,944
INTANGIBLE ASSET AMORTIZATION	1,743	1,598	7,025	6,826
ASSET IMPAIRMENTS	—	122	—	324
RESTRUCTURING CHARGES	698	393	1,953	1,953

OPERATING INCOME	8,817	8,987	52,684	40,982
INTEREST EXPENSE	6,908	6,965	28,092	27,436
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	8,566
GAIN ON AVAILABLE FOR SALE SECURITIES	—	—	(753)	—
OTHER INCOME, NET	(410)	(174)	(78)	(230)

INCOME BEFORE INCOME TAXES	2,319	2,196	25,423	5,210
INCOME TAX EXPENSE	960	862	7,982	1,483

NET INCOME	$1,359	$1,334	$17,441	$3,727

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.08	$0.08	$1.00	$0.22
Diluted	0.08	0.08	0.99	0.21
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,939	16,939	17,090	16,925
Diluted	17,150	17,029	17,310	16,991

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,746	$33,454
Accounts receivable, net of allowances of $2,811 and $2,491, respectively	120,567	110,774
Inventories	108,689	81,130
Deferred income taxes	3,355	3,171
Assets held for sale	546	546
Prepaid expenses and other current assets	10,288	3,761

Total current assets	253,191	232,836

PROPERTY, PLANT AND EQUIPMENT:
Land	1,387	1,179
Buildings and leasehold improvements	14,392	13,226
Machinery, fixtures and equipment	112,606	92,244

	128,385	106,649
Less accumulated depreciation and amortization	(75,936)	(64,643)
Construction in progress	6,508	3,725

Property, plant and equipment, net	58,957	45,731
GOODWILL	56,724	29,134
INTANGIBLE ASSETS	28,340	23,764
DEFERRED INCOME TAXES	376	301
OTHER ASSETS	8,148	9,345

TOTAL ASSETS	$405,736	$341,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$166	$7
Accounts payable	29,081	22,016
Accrued liabilities	35,762	30,193

Total current liabilities	65,009	52,216

LONG-TERM DEBT	302,935	271,820
OTHER LONG-TERM LIABILITIES	3,194	4,258
DEFERRED INCOME TAXES	6,503	1,595
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 shares authorized; 16,939 and 16,939 shares issued and outstanding on December 31, 2011 and 2010	17	17
Treasury stock, at cost: 320 and 0 shares, respectively	(2,789)	—
Additional paid-in capital	92,871	90,483
Accumulated deficit	(61,819)	(79,260)
Accumulated other comprehensive loss	(185)	(18)

Total shareholders’ equity	28,095	11,222

TOTAL LIABILITIES AND EQUITY	$405,736	$341,111

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	2011	2010	2011	2010
Earnings per share	$0.08	$0.08	$0.99	$0.21
Asset impairments	—	—	—	0.01
Restructuring charges	0.02	0.01	0.07	0.07
Loss on extinguishment of debt	—	—	—	0.31
Gain on available for sale securities	—	—	(0.04)	—
Share-based compensation expense (income)	0.01	0.03	0.11	0.09
Acquisition-related costs	—	—	0.11	—
Insurance-related settlement	(0.04)	—	(0.04)	—

Adjusted diluted earnings per share	$0.07	$0.12	$1.20	$0.69

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net income (loss), as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	2011	2010	2011	2010
	(Thousands)		(Thousands)
Net income	$1,359	$1,334	$17,441	$3,727
Interest expense	6,909	6,965	28,092	27,436
Income tax expense	959	862	7,982	1,483
Depreciation and amortization expense (a)	5,046	4,392	19,103	17,954

EBITDA	$14,273	$13,553	$72,618	$50,600

Asset impairments	—	122	—	324
Restructuring charges	698	394	1,953	1,953
Loss on extinguishment of debt	—	—	—	8,566
Gain on available for sale securities	—	—	(753)	—
Share-based compensation expense (income)	392	859	3,173	2,575
Acquisition-related costs	20	—	2,821	—
Insurance-related settlement	(1,250)	—	(1,250)	—

ADJUSTED EBITDA	$14,133	$14,928	$78,562	$64,018

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of First Quarter 2012 Earnings Target to GAAP

For the first quarter of 2012, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.14 to $0.27 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.10 to $0.25 per share.

*	Rounding differences may occur for various calculated amounts.